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                                  Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


The Registrant is unable to include as an exhibit to this Form S-8 the consent of LJ Soldinger Associates, LLC, ("Soldinger"), former auditor to the Registrant and the accounting firm responsible for the audit of the Registrants financials for the fiscal year ended March 31, 2004 (the "Audited Financials"). Since Registrant's dismissal of Soldinger, Soldinger remains uncooperative regarding the provision to Registrant with its consent for the incorporation of the Audited Financials in Registrants filed statements.